IDS INTERNATIONAL FUND, INC.
File No. 2.92309/811-4075

EXHIBIT INDEX

Exhibit 8(c): Copy of Custodian Agreement Amendment between Registrant and American Express Trust Company, dated October 9, 1997.

Exhibit 10:         Opinion and consent of counsel.

Exhibit   11:       Independent Auditor's Consent.

Exhibit   17:       Financial Data Schedules.

Exhibit 19(a): Directors' Power of Attorney dated January 8, 1997.